UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 9, 2016

(Date of earliest event reported)

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

Delaware	001-13053	81-0480654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

26 West Dry Creek Circle, Suite 400, Littleton, Colorado	80120
(Address of principal executive offices)	(Zip Code)

(406) 373-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 9, 2016, Stillwater Mining Company (“Stillwater”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sibanye Gold Limited (“Parent” or “Sibanye”), Thor US Holdco Inc. (“US Holdco”) and Thor Mergco Inc., an indirect wholly owned subsidiary of Parent (“Merger Sub”).

The Merger Agreement provides that, among other things and subject to the terms and conditions therein, (1) Merger Sub will be merged with and into Stillwater and (2) at the effective time of the merger, each outstanding share of common stock of Stillwater, par value $0.01 per share (the “Shares”) (other than Shares owned by Stillwater, Parent or their respective subsidiaries or Shares with respect to which appraisal rights are validly exercised and not lost in accordance with Delaware law) will be converted into the right to receive $18.00 per share in cash without interest.

In the merger, each outstanding Company stock option and restricted stock unit award will be immediately vested and converted into the right to receive a cash payment equal to the product of (1) the number of Shares subject to such award and (2) the per share price (less, in the case of stock options, the exercise price per share), less any applicable taxes.

The closing of the merger is subject to (1) the adoption of the Merger Agreement by the holders of a majority of the outstanding Shares, (2) the approval of the merger by the holders of a majority of Parent’s shares present and voting, (3) the approval of the related issuance of shares by Parent in a rights offering by the holders of at least 75% of Parent’s shares present and voting, (4) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, CFIUS clearance and the approval of the South African Reserve Bank, and (5) other customary conditions. The closing of the merger is not subject to a financing condition. Parent’s two largest shareholders, which in aggregate represent 29.08% of Parent’s issued share capital, have confirmed their support of the transaction, and Parent has secured bridge financing of $2.7 billion provided by Citi and HSBC to fund the transaction consideration and repay certain existing indebtedness of Stillwater.

The Merger Agreement contains customary non-solicitation restrictions prohibiting Stillwater from soliciting alternative acquisition proposals from third parties or providing information to or participating in discussions or negotiations with third parties regarding alternative acquisition proposals, subject to customary exceptions relating to proposals that would reasonably be expected to lead to a “Superior Proposal” (as defined in the Merger Agreement).

The Merger Agreement also contains termination rights, including that either Stillwater or Parent may terminate the Merger Agreement if the merger is not completed on or prior to June 30, 2017, subject to extension in certain circumstances. Stillwater is required to pay Parent a break-up fee of $16.5 million plus reimbursement of expenses up to $10 million in the event the merger agreement is terminated in certain circumstances, including if Stillwater’s Board of Directors changes its recommendation in favor of the merger and in certain other events. Parent is required to pay Stillwater a break-up fee of $33 million plus reimbursement of expenses up to $10 million in the event that the merger agreement is terminated in certain circumstances, including the failure to obtain Sibanye shareholder or certain other approvals.

The parties expect the closing to occur in the first half of 2017.

The foregoing summary of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about Stillwater, Parent, US Holdco and Merger Sub or their respective subsidiaries or affiliates or equityholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties, including by being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of Stillwater, Parent, US Holdco and Merger Sub or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Stillwater, Parent, US Holdco and Merger Sub. Accordingly, investors should read the disclosures of Stillwater, Parent and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission (the “SEC”).

ITEM 7.01	REGULATION FD DISCLOSURE

On December 9, 2016, Stillwater issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

On December 9, 2016, Michael McMullen, CEO of Stillwater, sent an email to the employees of Stillwater announcing the execution of the Merger Agreement. A copy of that email is attached hereto as Exhibit 99.2 and is incorporated into this Item 7.01 by reference.

On December 9, 2016, Michael McMullen, CEO of Stillwater, recorded a message to the employees of Stillwater announcing the execution of the Merger Agreement. A script of that recording is attached hereto as Exhibit 99.3 and is incorporated into this Item 7.01 by reference.

On December 9, 2016, Stillwater created an intranet site for its employees announcing the execution of the Merger Agreement. A copy of the text of that site is attached hereto as Exhibit 99.4 and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2. of Form 8-K, the press release, email, message script, and intranet site text shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This communication does not constitute the solicitation of any vote, proxy or approval. In connection with the proposed transaction, Stillwater intends to file with the SEC relevant materials, including a proxy statement. The proxy statement and other relevant documents will be sent or otherwise disseminated to Stillwater’s shareholders and will contain important information about the proposed transaction and related matters. STILLWATER SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC’s website (http://www.sec.gov), when available. Stillwater shareholders may obtain free copies of the proxy statement by contacting Stillwater’s Investor Relations department at (720) 502-7671 or via e-mail at investor-relations@stillwatermining.

PARTICIPANTS IN THE SOLICITATION

Stillwater, Sibanye and their respective directors and officers may be deemed participants in the solicitation of proxies of Stillwater’s shareholders in connection with the proposed transaction. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the officers of Stillwater in Stillwater’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 22, 2016, and regarding the directors of Stillwater in Stillwater’s proxy statement filed with the SEC on March 23, 2016, for its 2016 Annual Meeting of Shareholders. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that Stillwater intends to file with the SEC.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and the press release furnished herewith include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target,” “will,” “forecast,” “expect,” “potential,” “intend,” “estimate,” “anticipate,” “can” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Statements related to expected timing of the transactions (including completion), pricing expectations, levels of output, supply and demand, information related to the Blitz Project and estimations or expectations of enterprise value, EBTIDA and net asset values, are forward-looking statements. The forward-looking statements contained in this filing and the press release furnished herewith involve a number of known and unknown risks, uncertainties and other factors, many of which are difficult to predict and generally beyond the control of Stillwater, that could cause Stillwater’s actual results and outcomes to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, without limitation: Sibanye’s or Stillwater’s ability to complete the proposed transaction; the inability to complete the proposed transaction due to failure to obtain approval of the shareholders of Sibanye or Stillwater or other conditions in the Merger Agreement; and changes in the market price of gold, platinum group metals (“PGMs”) and/or uranium. These forward-looking statements speak only as of the date of this filing.

Stillwater does not undertake any obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 9, 2016, by and among Stillwater Mining Company, Parent, US Holdco and Merger Sub.†

99.1	Press release, dated December 9, 2016 (solely furnished, and not filed, for purposes of Item 7.01)

99.2	Stillwater Employee Email dated December 9, 2016.

99.3	Stillwater Employee Hotline Script recorded December 9, 2016.

99.4	Stillwater Employee Intranet site.

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Stillwater hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2016	STILLWATER MINING COMPANY

	By:	/s/ Brent R. Wadman
Brent R. Wadman
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 9, 2016, by and among Stillwater Mining Company, Parent, US Holdco and Merger Sub.†

99.1	Press release, dated December 9, 2016 (solely furnished, and not filed, for purposes of Item 7.01)

99.2	Stillwater Employee Email dated December 9, 2016.

99.3	Stillwater Employee Hotline Script recorded December 9, 2016.

99.4	Stillwater Employee Intranet site.

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Stillwater hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission